UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☐	Preliminary Consent Revocation Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))

☐	Definitive Consent Revocation Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Barnwell Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BARNWELL INDUSTRIES, INC.	P R E S S
R E L E A S E

1100 Alakea Street, Suite 500

Honolulu, Hawaii 96813

Telephone (808) 531-8400

Fax (808) 531-7181

Website: www.brninc.com

Barnwell Industries Reiterates Willingness to Amicably Resolve Proxy Contest with
Ned Sherwood

Focused on Moving Forward without Further Distraction to
Drive Value for ALL Shareholders

Honolulu, HI — April 30, 2025 — Barnwell Industries, Inc. (NYSE American: BRN) ("Barnwell" or the "Company") today issued the following statement in response to recent developments in the proxy contest initiated by Ned Sherwood and his affiliated entities.

Barnwell is pleased that Glass Lewis & Co., a leading independent proxy advisory firm, has declared the removal of all three of the Company’s highly qualified incumbent director nominees — Alexander C. Kinzler, Kenneth S. Grossman, and Joshua S. Horowitz — to be unwarranted. The recommendation was made in connection with the ongoing Consent Solicitation by the Sherwood Group to seize control of the Company, and follows a thorough review of both sides’ materials that validates the current Board’s track record, strategic direction, and commitment to shareholder value.

Notwithstanding the strength of the Company’s position and the growing support it has received, Barnwell believes it is still in the best interest of all stockholders to avoid prolonged conflict and unnecessary cost. To that end, the Board reiterates its openness to engage in constructive, good-faith discussions with Mr. Sherwood at any time — including now — to seek a path toward amicable resolution. We believe responsible stewardship includes making every effort to avoid wasteful disputes when there may be an opportunity to settle differences privately and productively.

Barnwell is executing on a clear strategy to drive value, improving performance and upholding the trust of its long-term stockholders. Should Mr. Sherwood remain unwilling to pursue a mutually respectful and reasonable dialogue, that decision will speak for itself.

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About Barnwell Industries, Inc.

Barnwell Industries, Inc. and its subsidiaries are principally engaged in oil and natural gas exploration and development.

If you have any questions or to revoke a previous submitted consent, please contact our proxy solicitor: Okapi Partners at (877) 869-0171 or by email at info@okapipartners.com

Forward-Looking Statements

Certain information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current beliefs and expectations of our board and management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, our expectations regarding the effect of the Sherwood Group’s Consent Solicitation and our ability to successfully solicit revocations of consents from our stockholders to reject the Sherwood Group’s proposals. Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions. Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved. Any or all of the forward-looking statements may turn out to be incorrect or be affected by inaccurate assumptions Barnwell might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to the actions of the Sherwood Group, our ability to successfully solicit revocations of consents from our stockholders to reject the Sherwood Group’s proposals, our ability to defend against any potential claims by the Sherwood Group, our ability to execute on our strategy and business plan and the other risks forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and Barnwell’s other filings with the Securities and Exchange Commission. Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

CONTACT:	Investors:
Bruce Goldfarb / Chuck Garske
(212) 297-0720
Email: info@okapipartners.com

Kenneth S. Grossman
Vice Chairman of the Board of Directors
Email: kensgrossman@gmail.com

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